Exhibit 8.2

August 17, 2012 Gaylord Entertainment Company Granite Hotel Properties, Inc. One Gaylord Drive Nashville, TN 37214 Re: Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as special tax counsel to Gaylord Entertainment Company, a Delaware corporation (“Gaylord”), and Granite Hotel Properties, Inc., a Delaware corporation and a wholly-owned subsidiary of Gaylord (“Granite”), in connection with Granite’s plan to elect, as of January 1, 2013, to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and certain related transactions, as described in the registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on June 26, 2012 (File No. 333-182352) as amended or supplemented through the date hereof (the “Registration Statement”), including the planned distribution of earnings and profits accumulated by Granite and its predecessors in periods ending on or prior to December 31, 2012 (the “Special E&P Distribution”). Pursuant to the merger agreement, dated July 27, 2012, between Gaylord and Granite, Gaylord will merge with and into Granite, with Granite surviving the merger.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, organizational documents with respect to Granite and certain current or future subsidiaries of Granite, leases, management agreements, and such other documentation and information as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain representations and covenants of

Gaylord Entertainment Company

Granite Hotel Properties, Inc.

August 17, 2012

an officer of Granite and Gaylord (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of Granite and Gaylord and of each of the entities in which Granite and Gaylord hold, or will hold, a direct or indirect equity interest (such entities, together with Granite and Gaylord, the “Company”).

For purposes of our opinion, we have not independently verified all of the facts, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, or in any other document. In particular, we note that the Company may engage in transactions in connection with which we have not provided or will not provide legal advice or reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representation that the information presented in the Officer’s Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts, statements, representations and covenants referred to, set forth, or assumed herein or in the Officer’s Certificate may affect our conclusions set forth herein.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such documents. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts. In making our examination of documents executed, or to be executed, we have assumed that the parties thereto had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder.

Our opinion is also based on the correctness of the following assumptions: (i) Granite will timely elect to be subject to tax as a REIT under the Code with the filing of its 2013 U.S. federal income tax return, (ii) each of the entities comprising the Company will be operated in accordance with the laws of the jurisdiction in which it is formed and in the manner described in the relevant organizational documents, (iii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, and (iv) each of the written agreements to which each of the entities comprising the Company is a party and each

Gaylord Entertainment Company

Granite Hotel Properties, Inc.

August 17, 2012

of their respective organizational documents have been and will be implemented, construed and enforced in accordance with their respective terms.

In rendering our opinion, we have considered and relied upon applicable provisions of the Code, the Treasury regulations promulgated thereunder, pertinent judicial authorities, published opinions and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as they exist at the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. In addition, any material changes to the documents referred to above could affect our conclusions herein.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein and in the Registration Statement under the heading “Material Federal Income Tax Consequences”, we are of the opinion that under current law:

1.    Commencing on January 1, 2013, Granite will be organized in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation as described in the Registration Statement will enable Granite to meet the requirements for qualification and taxation as a REIT.

2.    Although it does not purport to discuss all possible U.S. federal income tax consequences of the Special E&P Distribution or the ownership and disposition of common stock of Granite, the discussion set forth in the Registration Statement under the headings “Material Federal Income Tax Consequences – Taxation of the Special E&P Distribution” and “– Taxation of Granite Following the Effective Date of the REIT Election,” though general in nature, constitutes, in all material respects, a fair and accurate summary of the material U.S. federal income tax consequences of the Special E&P Distribution and the ownership and disposition of common stock of Granite.

As noted in the Registration Statement, Granite’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements, including requirements relating to the nature of its assets and income, distribution levels, diversity of stock ownership, and various other

Gaylord Entertainment Company

Granite Hotel Properties, Inc.

August 17, 2012

qualification requirements imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the operation of Granite for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

Except as set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the transactions described in the Registration Statement, any transaction related thereto, or of ownership of the Granite common stock.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation or assumption relied upon herein that becomes incorrect or untrue.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us and the discussions of advice provided by us under the headings “Risk Factors,” “Background of the REIT Conversion and the Merger,” “Material Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Skadden, Arps, Slate, Meagher & Flom LLP